Exhibit 10.1

Amendment No. 1 to Amended and Restated
Senior Management and Restricted Stock Agreement

This Amendment No. 1 (“Amendment”) to the Amended and Restated Senior Management and Restricted Stock Agreement by and among SailPoint Technologies Holdings, Inc., a Delaware corporation (“Parent”), SailPoint Technologies, Inc., a Delaware corporation (the “Company”), and Mark McClain, an individual (the “Executive”), dated as of November 5, 2017 (the “Agreement”) is entered into by and between the Company and the Executive effective as of April 2, 2019.

Recitals.

WHEREAS, the parties have entered into the Agreement;

WHEREAS, the Parent has adopted that certain Severance Pay Plan (the “Severance Pay Plan” and the Executive is eligible to participate in the Severance Pay Plan;

WHEREAS, the Company and the Executive desire to amend the Agreement in accordance with Section 13(k) of the Agreement to remove the terms of the Agreement that conflict with or are duplicative of the Severance Pay Plan.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment agree as follows:

Agreement.

1.	Amendment.
a.	Sections 5(f)(ii), 5(f)(iii) and 5(f)(iv) of the Agreement are hereby deleted in their entirety.
b.	The definitions of “Cause,” “Good Reason,” and “Good Reason Process” in the Agreement are hereby deleted in their entirety.
2.	Miscellaneous.
a.

Counterparts. This Amendment may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. Signed counterparts of this Amendment may be delivered by facsimile and by scanned pdf image.

b.	Descriptive Headings; Interpretation. The descriptive headings of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.

c.

Choice of Law.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule  (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

d.

Severability of Provisions.  Whenever possible, each provision of  this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Amendment.

e.

Effect of the Amendment. Except as amended by this Amendment, all other terms of the Agreement shall continue in full force and effect and remain unchanged and are hereby confirmed in all respects by each party.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

COMPANY:

SAILPOINT TECHNOLOGIES, INC.

By:	/s/ James C. McMartin
Name:	James C. McMartin
Title:	Chief Financial Officer

EXECUTIVE:

/s/ Mark D. McClain
Mark D. McClain

Amendment No. 1 to Amended and Restated
Senior Management and Restricted Stock Agreement